Rocket Companies Announces Second Quarter 2023 Results

•Rocket Companies appoints Varun Krishna as Chief Executive Officer of Rocket Companies and Rocket Mortgage
•Generated Q2'23 net revenue of $1.236 billion and adjusted revenue of $1.002 billion. Adjusted revenue exceeded the high end of guidance range
•Reported net income of $139 million, or $0.05 per diluted share
•Anticipated annualized cost savings of $150 million to $200 million through prioritization and cost reduction measures, as part of ongoing company-wide focus on efficiency

DETROIT, August 3, 2023 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a Detroit-based fintech platform company consisting of tech-driven mortgage, real estate and financial services businesses – including Rocket Mortgage, Rocket Homes, Rocket Loans and Rocket Money – today announced results for the quarter ended June 30, 2023.

“Rocket's performance in the second quarter demonstrates the strength of our business and our commitment to delivering superior client service through innovation. In the second quarter, against the backdrop of housing affordability and inventory challenges, we reported adjusted revenue that exceeded the high end of our guidance range, and profitability on a net income and Adjusted EBITDA basis. These results are reflective of our continued focus on operating a growing and efficient business,” said Bill Emerson, Interim CEO of Rocket Companies. “On behalf of the board, I am pleased to announce the appointment of Varun Krishna as Rocket Companies’ next Chief Executive Officer. Varun brings a wealth of fintech leadership experience, most recently as Executive Vice President & General Manager of Intuit’s Consumer Group, that will be instrumental in driving Rocket’s future success.”

Second Quarter 2023 Financial Summary1

ROCKET COMPANIES
($ amounts in millions, except per share)

	Q2-23	Q2-22	YTD 23	YTD 22
	(Unaudited)		(Unaudited)
Total revenue, net	$1,236	$1,392	$1,902	$4,063
Total expenses	$1,098	$1,314	$2,180	$2,922
GAAP Net Income (Loss)	$139	$60	$(272)	$1,096

Adjusted Revenue	$1,002	$1,125	$1,884	$3,057
Adjusted Net Income (Loss)	$(33)	$(67)	$(144)	$226
Adjusted EBITDA	$18	$(27)	$(61)	$423

GAAP Diluted Earnings (Loss) Per Share	$0.05	$0.02	$(0.11)	$0.43
Adjusted Diluted Earnings (Loss) Per Share	$(0.02)	$(0.03)	$(0.07)	$0.11

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures in the tables throughout this document may not foot due to rounding.

(Units in '000s, $ amounts in millions)

	Q2-23	Q2-22	YTD 23	YTD 22
Select Metrics	(Unaudited)		(Unaudited)
Closed loan origination volume	$22,330	$34,544	$39,260	$88,521
Gain on sale margin	2.67%	2.92%	2.54%	2.98%
Net rate lock volume	$22,244	$29,385	$41,779	$78,999

Second Quarter 2023 Financial Highlights

•Generated total revenue, net of $1.236 billion and net income of $139 million, or $0.05 cents per diluted share. Generated total adjusted revenue of $1.002 billion and adjusted net loss of $33 million, or an adjusted loss of $0.02 cents per diluted share.

•Rocket Mortgage generated $22 billion in mortgage origination closed loan volume. Gain on sale margin was 2.67%. Rocket gained purchase market share in the quarter, both year-over-year and quarter-over-quarter.

•Total liquidity was approximately $8.6 billion, as of June 30, 2023, which includes $0.9 billion of cash on-hand, $2.9 billion of corporate cash used to self-fund loan originations, $3.1 billion of undrawn lines of credit, and $1.7 billion of undrawn MSR lines.

•Servicing book unpaid principal balance, which includes subserviced loans, was $504 billion at June 30, 2023. As of June 30, 2023, our servicing portfolio includes 2.4 million loans serviced. The portfolio generates approximately $1.4 billion of recurring servicing fee income on an annualized basis.

•Rocket Mortgage net client retention rate was 97% over the 12 months ended June 30, 2023. There is a strong correlation between this metric and client lifetime value. We believe our net client retention rate is unmatched among mortgage companies and on par with some of the best performing subscription business models in the world.

Company Highlights

•Rocket Mortgage was named #1 in the nation in J.D. Power's 2023 study for client satisfaction in mortgage servicing, the 9th year Rocket Mortgage has earned the accolade. The award is based on client feedback collected by the independent research firm. Rocket Mortgage has been awarded 21 J.D. Power awards in the last 13 years.

•In May, we introduced ONE+, a new 1% down home loan program that aims to increase access to homeownership for millions of low-to-moderate-income earning Americans. ONE+ is available to homebuyers purchasing single-family homes – including manufactured homes – whose income is equal to or less than 80 percent of their area median income.

•The number of Rocket Accounts grew to 29.3 million, as of June 30, 2023 – an increase of nearly 2 million compared to March 31, 2023. Rocket Accounts gives us valuable signals of home buying readiness and intent and we believe Rocket Account holders are more open to transacting with Rocket now or in the future.

Rocket Environmental, Social, Governance: For-More-Than-Profit

•In June, we published our 2022 ESG report, which highlights Rocket's commitment to being a For-More-Than-Profit organization and the positive impact we have had on our communities and environment. The report can be found on the Social Impact tab of our Investor Relations website.

•Rocket Mortgage held its fifth annual Rocket Mortgage Classic event from June 27 to July 2, 2023 at the Detroit Golf Club. Since 2019, the Rocket Mortgage Classic has raised nearly $7 million for local charitable organizations, including nearly $4 million for the “Changing the Course” Detroit digital inclusion effort.

•The Rock Family of Companies, which includes Rocket Companies, Bedrock and other related companies, announced that the organization’s team members have now spent more than 1 million hours volunteering with more than 4,800 community organizations and nonprofits nationwide. Team members have participated in more than 150,000 volunteer events coordinated by the Rocket Community Fund, our partner company.

Recent Developments

•On July 31, Rocket Companies’ Board of Directors announced the appointment of accomplished fintech executive Varun Krishna as the company’s Chief Executive Officer, effective September 5, 2023. Krishna will succeed Bill Emerson, who has served as interim Chief Executive Officer since June 1, 2023. Emerson will continue in his interim role until Krishna joins the Company, and will remain on the Rocket Companies Board while also working with Krishna to ensure a smooth transition of leadership. Krishna has more than 20 years of experience building consumer platform strategies for leading global fintech companies. Most recently, Krishna served as Executive Vice President and General Manager, Consumer Group of Intuit, Inc., where he oversaw the organization’s end-to-end suite of consumer and tax products and services, including TurboTax and TurboTax Live. During his tenure, TurboTax Live became the fastest growing product in Intuit’s history. Prior to Intuit, Krishna served as Senior Director of Product at PayPal, where he managed the company’s global consumer product team.

•On July 31, the Company announced that Bob Walters informed the Board of Directors of his intention to retire on September 5, when he will step down from his roles as CEO of Rocket Mortgage and as President and Chief Operating Officer of Rocket Companies. Varun Krishna will succeed Walters at that time as Rocket Mortgage CEO and Emerson will assume the roles of President and Chief Operating Officer for Rocket Companies.

•As part of ongoing company-wide focus on efficiency, Rocket Companies streamlined operations through prioritization efforts, cost reduction across expense categories, including a voluntary career transition program conducted in July, and reduction in other third-party costs. As a result of these actions, the Company expects cost savings in the range of $150 to $200 million on an annualized basis. The Company expects to incur a one-time charge of approximately $50 to $60 million related to the voluntary career transition program primarily in the third quarter.

Third Quarter 2023 Outlook
In Q3 2023, we expect adjusted revenue of between $850 million to $1.0 billion.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage online and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title insurance, appraisals and settlement services complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER2
($ amounts in millions)

	Q2-23	Q2-22	YTD 23	YTD 22
	(Unaudited)		(Unaudited)
Sold loan volume	$12,446	$19,538	$21,257	$55,703
Sold loan gain on sale margin	3.67%	4.17%	3.69%	4.06%
Revenue, net	$1,016	$1,106	$1,512	$3,341
Adjusted Revenue	$782	$839	$1,493	$2,335
Contribution margin	$253	$229	$458	$856

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships, and our mortgage broker partnerships through Rocket Pro TPO ("third party origination"). Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK2
($ amounts in millions)

	Q2-23	Q2-22	YTD 23	YTD 22
	(Unaudited)		(Unaudited)
Sold loan volume	$9,571	$13,580	$16,155	$39,613
Sold loan gain on sale margin	0.93%	1.29%	0.89%	1.04%
Revenue, net	$129	$177	$220	$469
Adjusted Revenue	$129	$177	$220	$469
Contribution margin	$63	$82	$89	$253

2 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, and other expenses, such as direct servicing costs and origination costs. A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section later in this document and the footnote on "Segments" in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

We remain in a strong liquidity position, with total liquidity of $8.6 billion, which includes $0.9 billion of cash on-hand, $2.9 billion of corporate cash used to self-fund loan originations, a portion of which could be transferred to funding facilities (warehouse lines) at our discretion, $3.1 billion of undrawn lines of credit from financing facilities, and $1.7 billion of undrawn MSR lines. As of June 30, 2023 our available cash position was $3.8 billion, which includes cash on-hand and corporate cash used to self-fund loan originations, combined with the $6.4 billion of mortgage servicing rights, representing a total of $10.2 billion of asset value on our balance sheet. As of June 30, 2023, our total equity was $8.4 billion.

BALANCE SHEET HIGHLIGHTS
($ amounts in millions)

	June 30, 2023	December 31, 2022
	(Unaudited)
Cash and cash equivalents	$883	$722
Mortgage servicing rights (“MSRs”), at fair value	$6,444	$6,947
Funding facilities	$4,889	$3,549
Other financing facilities and debt	$4,392	$4,701
Total equity	$8,365	$8,476

Second Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on August 3, 2023 to discuss its results for the quarter ended June 30, 2023. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of MSRs, net	$279,629	$347,365	$544,632	$1,034,535
Fair value of originated MSRs	314,840	459,473	519,400	1,256,088
Gain on sale of loans, net	594,469	806,838	1,064,032	2,290,623
Loan servicing income
Servicing fee income	343,591	357,578	709,976	723,793
Change in fair value of MSRs	42,377	(12,522)	(355,902)	441,858
Loan servicing income, net	385,968	345,056	354,074	1,165,651
Interest income
Interest income	80,757	79,196	147,501	169,737
Interest expense on funding facilities	(44,072)	(42,706)	(73,132)	(84,403)
Interest income, net	36,685	36,490	74,369	85,334
Other income	219,105	204,035	409,820	521,407
Total revenue, net	1,236,227	1,392,419	1,902,295	4,063,015
Expenses
Salaries, commissions and team member benefits	579,139	754,125	1,182,914	1,608,040
General and administrative expenses	200,425	229,706	395,815	505,563
Marketing and advertising expenses	218,843	231,522	400,447	559,580
Depreciation and amortization	25,357	24,780	56,042	45,822
Interest and amortization expense on non-funding debt	38,334	38,282	76,667	76,946
Other expenses	35,759	35,487	68,027	126,090
Total expenses	1,097,857	1,313,902	2,179,912	2,922,041
Income (loss) before income taxes	138,370	78,517	(277,617)	1,140,974
Benefit from (provision for) income taxes	782	(18,761)	5,286	(44,610)
Net income (loss)	139,152	59,756	(272,331)	1,096,364
Net (income) loss attributable to non-controlling interest	(131,714)	(56,341)	261,246	(1,039,237)
Net income (loss) attributable to Rocket Companies	$7,438	$3,415	$(11,085)	$57,127

Earnings (loss) per share of Class A common stock
Basic	$0.06	$0.03	$(0.09)	$0.47
Diluted	$0.05	$0.02	$(0.11)	$0.43

Weighted average shares outstanding
Basic	126,740,748	118,801,530	125,742,282	120,735,056
Diluted	1,979,450,651	1,971,741,764	1,977,148,197	1,973,624,016

Condensed Consolidated Balance Sheets
($ In Thousands)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Cash and cash equivalents	$882,783	$722,293
Restricted cash	35,004	66,806
Mortgage loans held for sale, at fair value	8,444,443	7,343,475
Interest rate lock commitments (“IRLCs”), at fair value	127,690	90,635
Mortgage servicing rights (“MSRs”), at fair value	6,443,632	6,946,940
Notes receivable and due from affiliates	71,792	10,796
Property and equipment, net	263,251	274,192
Deferred tax asset, net	537,893	537,963
Lease right of use assets	371,425	366,189
Forward commitments, at fair value	106,996	22,444
Loans subject to repurchase right from Ginnie Mae	1,476,560	1,642,392
Goodwill and intangible assets, net	1,248,006	1,258,928
Other assets	846,202	799,159
Total assets	$20,855,677	$20,082,212
Liabilities and equity
Liabilities:
Funding facilities	$4,889,236	$3,548,699
Other financing facilities and debt:
Senior Notes, net	4,030,709	4,027,970
Early buy out facility	361,207	672,882
Accounts payable	156,941	116,331
Lease liabilities	425,806	422,769
Forward commitments, at fair value	12,766	25,117
Investor reserves	100,828	110,147
Notes payable and due to affiliates	36,061	33,463
Tax receivable agreement liability	577,996	613,693
Loans subject to repurchase right from Ginnie Mae	1,476,560	1,642,392
Other liabilities	422,713	393,200
Total liabilities	$12,490,823	$11,606,663
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	302,140	276,221
Retained earnings	288,517	300,394
Accumulated other comprehensive (loss) income	60	69
Non-controlling interest	7,774,117	7,898,845
Total equity	8,364,854	8,475,549
Total liabilities and equity	$20,855,677	$20,082,212

Summary Segment Results for the Three and Six Months Ended June 30, 2023 and 2022,
($ amounts in millions)
(Unaudited)

Three Months Ended June 30, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,016	$129	$1,146	$90	$1,236
Change in fair value of MSRs due to valuation assumptions, net of hedges	(235)	—	(235)	—	(235)
Adjusted revenue	$782	$129	$911	$90	$1,002
Less: Directly attributable expenses	529	66	596	70	665
Contribution margin (1)	$253	$63	$316	$21	$336

Three Months Ended June 30, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,106	$177	$1,283	$109	$1,392
Change in fair value of MSRs due to valuation assumptions, net of hedges	(267)	—	(267)	—	(267)
Adjusted revenue	$839	$177	$1,016	$109	$1,125
Less: Directly attributable expenses	609	96	705	104	809
Contribution margin (1)	$229	$82	$311	$5	$316

Six Months Ended June 30, 2023	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$1,512	$220	$1,732	$170	$1,902
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(18)	—	(18)	—	(18)
Adjusted Revenue	$1,493	$220	$1,713	$170	$1,884
Directly attributable expenses	1,035	132	1,167	146	1,313
Contribution margin(1)	$458	$89	$547	$24	$571

Six Months Ended June 30, 2022	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP revenue, net	$3,341	$469	$3,810	$253	$4,063
Less: Increase in MSRs due to valuation assumptions (net of hedges)	(1,006)	—	(1,006)	—	(1,006)
Adjusted Revenue	$2,335	$469	$2,804	$253	$3,057
Directly attributable expenses	1,479	216	1,694	223	1,918
Contribution margin(1)	$856	$253	$1,109	$30	$1,139

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted Revenue less Directly attributable expenses. Adjusted Revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as direct servicing costs and origination costs.

GAAP to non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Total revenue, net	$1,236	$1,392	$1,902	$4,063
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	(235)	(267)	(18)	(1,006)
Adjusted Revenue	$1,002	$1,125	$1,884	$3,057

(1)     Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

Adjusted Net Income (Loss) Reconciliation
($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Rocket Companies	$7	$3	$(11)	$57
Net income (loss) impact from pro forma conversion of Class D common shares to Class A common shares (1)	132	57	(260)	1,040
Adjustment to the (provision for) benefit from income tax (2)	(35)	(1)	62	(243)
Tax-effected net income (loss) (2)	105	60	(209)	855
Share-based compensation expense (3)	51	61	103	128
Change in fair value of MSRs due to valuation assumptions (net of hedges) (4)	(235)	(267)	(18)	(1,006)
Career transition program (5)	—	61	—	61
Change in Tax receivable agreement liability (6)	—	(24)	—	(24)
Tax impact of adjustments (7)	45	41	(20)	211
Other tax adjustments (8)	1	1	2	2
Adjusted Net Income (Loss)	$(33)	$(67)	$(144)	$226

(1)    Reflects net (loss) income to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of June 30, 2023 and 2022.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable (loss) income of Holdings. The Adjustment to the (provision for) benefit from income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the Income (loss) before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (Benefit from) provision for income taxes. The effective income tax rate was 24.29% for the three and six months ended June 30, 2023, 24.51% for three months ended June 30, 2022, and 25.16% for the six months ended June 30, 2022.

(3)    The three and six months ended June 30, 2022 amounts exclude the impact of the career transition program.

(4)    Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

(5)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(6)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

(7)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, the change in fair value of MSRs due to valuation assumptions, career transition program, and the change in Tax receivable agreement liability, at the effective tax rates for each quarter.

(8)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except shares and per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Diluted weighted average Class A Common shares outstanding	1,979,450,651	1,971,741,764	1,977,148,197	1,973,624,016
Assumed pro forma conversion of Class D shares (1)	—	—	—	—
Adjusted diluted weighted average shares outstanding	1,979,450,651	1,971,741,764	1,977,148,197	1,973,624,016

Adjusted Net Income (Loss)	$(33)	$(67)	$(144)	$226
Adjusted Diluted Earnings (Loss) Per Share	$(0.02)	$(0.03)	$(0.07)	$0.11

(1)    Reflects the proforma exchange and conversion of non-dilutive Class D common stock to Class A common stock. For the three and six months ended June 30, 2023 and 2022, Class D common shares were dilutive and are included in the diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income (loss)	$139	$60	$(272)	$1,096
Interest and amortization expense on non-funding debt	38	38	77	77
Income tax (benefit) provision	(1)	19	(5)	45
Depreciation and amortization	25	25	56	46
Share-based compensation expense (1)	51	61	103	128
Change in fair value of MSRs due to valuation assumptions (net of hedges) (2)	(235)	(267)	(18)	(1,006)
Career transition program (3)	—	61	—	61
Change in Tax receivable agreement liability (4)	—	(24)	—	(24)
Adjusted EBITDA	$18	$(27)	$(61)	$423

(1)    The three and six months ended June 30, 2022 amounts exclude the impact of the career transition program.

(2)    Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, and the effects of contractual prepayment protection associated with sales of MSRs.

(3)    Reflects net expenses associated with compensation packages, healthcare coverage, career transition services, and accelerated vesting of certain equity awards.

(4)    Reflects changes in estimates of tax rates and other variables of the Tax receivable agreement liability.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted Revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted Net Income (Loss)” as tax-effected earnings (losses) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), career transition program, change in Tax receivable agreement liability, and the tax effects of those adjustments as applicable. We define “Adjusted Diluted Earnings (Loss) Per Share” as Adjusted Net Income (Loss) divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the pro forma exchange and conversion of all outstanding Class D common stock for Class A common stock. We define “Adjusted EBITDA” as earnings (losses) before interest and amortization expense on non-funding debt, income tax, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges), career transition program, and change in Tax receivable agreement liability.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenues, net, Net income (loss) attributable to Rocket Companies or Net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies is a Detroit-based fintech platform company consisting of personal finance and consumer technology brands including Rocket Mortgage, Rocket Homes, Amrock, Rocket Money, Rocket Loans, Rocket Mortgage Canada, Lendesk, Core Digital Media, Rocket Central and Rocket Connections.

Rocket Companies' mission is to be the best at creating certainty in life's most complex moments so its clients can pursue their financial dreams. The Company helps clients achieve the goal of home ownership and financial freedom through industry-leading client experiences powered by its simple, fast and trusted digital solutions. J.D. Power has ranked Rocket Mortgage, part of Rocket Companies, #1 in client satisfaction for both primary mortgage origination and servicing 21 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocketcompanies.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocketcentral.com
(313) 373-3035